Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

SONOSITE, INC.

AMENDMENTS

Section	Effect of Amendment	Date of Amendment
--	Bylaws adopted by the Board.	4/3/98
Article III, Section 2	Board amended Article III, Section 2 to provide for an increase in the size of the Board to six Directors.	4/3/98
Article III, Section 2	Board amended Article III, Section 2 to provide for an increase in the size of the Board to seven Directors.	5/4/98
Article III, Section 2	Board amended Article III, Section 2 to provide that the number of Directors comprising the Board shall be between five and nine, the specific number to be set by resolution of the Board.	6/8/98
Article VIII	Board amended Article VIII to provide for a new Section 6 relating to Option Repricing.	5/6/99
Article III, Section 2	Board amended Article III, Section 2 to provide that the Board shall be composed of not less than five nor more than ten Directors, the specific number to be fixed by resolution of the Board.	4/24/01
--	Amendment and Restatement of Bylaws.	4/24/01
Article VIII	Board amended Article VIII to provide for a new Section 7 relating to Stock Option Matters and Prohibition on Toxics.	9/6/01
--	Amendment and Restatement of Bylaws.	9/6/01
Article II, Section 7(a) and Article III, Section 3
Board amended Article II, Section 7(a) and Article III, Section 3 to clarify the procedures regarding shareholder proposals and nominations to be brought before an annual meeting of the Company’s shareholders.
4/12/09
Article XI, Section 2	Board amended Article XI, Section 2 to correct a typographical error.	4/12/09
--	Amendment and Restatement of Bylaws.	4/12/09

TABLE OF CONTENTS

Page(s)

AMENDED AND RESTATED BYLAWS

OF

SONOSITE, INC.

ARTICLE I - Offices

SECTION 1.   Registered Office

The street address of the registered office of the Corporation is 520 Pike Street, 26th Floor, Seattle, Washington 98101.  The name of the registered agent at such address is C T Corporation System.  If the registered agent changes the street address of the registered office, the registered agent may change its street address by notifying in writing the Corporation and delivering to the Secretary of State for filing a statement of such change, as required by law.

SECTION 2.   Other Offices

The Corporation may also have offices at other places either within or without the State of Washington.

ARTICLE II - Meetings of Shareholders

SECTION 1.   Annual Meetings

The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, date and hour as shall be designated in the notice thereof given by or at the direction of the Board of Directors.

SECTION 2.   Special Meetings

Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of the shareholders for any purpose or purposes may be called only by, and shall be held at such place, date and hour as shall be designated by (i) holders of two-thirds or more of the voting power of the then outstanding shares of stock of all classes and series of the Corporation entitled to vote generally in the election of Directors (“Voting Stock”), (ii) the Chairman of the Board, (iii) the President, or (iv) a majority of the total number of Directors.

SECTION 3.   Notice of Meetings

Except as otherwise expressly required by law or these Amended and Restated Bylaws, notice of each meeting of the shareholders shall be given not less than 10 or more than 60 days before the date of the meeting to each shareholder entitled to vote at such meeting by mailing such notice, postage prepaid, directed to the shareholder at his address as it appears on the records of the Corporation.  Every such notice shall state the place, date and hour of the meeting and, in the case of a Special meeting, the purpose or purposes for which the meeting is called.  Except as otherwise expressly required by law, notice of any adjourned meeting of the shareholders need not be given.  Notice of any meeting of shareholder shall not be required to be given to any shareholder who shall attend such meeting in person or by proxy, except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  A written waiver of notice, signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to the notice required by this Section 3.

SECTION 4.   List of Shareholders

It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger to prepare and make, at least 10 days before every meeting of the shareholders, a complete list of the shareholders entitled to vote thereat, arranged in alphabetical order and by voting group, and showing the address of each shareholder and the number of shares registered in the name of each shareholder.  Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting at the principal office of the Corporation.  Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

SECTION 5.   Quorum

At each meeting of the shareholders, except as otherwise expressly required by law or by the Articles of Incorporation, shareholders holding one-third of the shares of stock of the Corporation issued and outstanding, and entitled to be voted thereat, shall be present in person or by proxy to constitute a quorum for the transaction of business.  In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, a majority in voting interest of those present in person or by proxy and entitled to vote thereat, or in the absence therefrom of all the shareholders, any officer entitled to preside at, or to act as Secretary of, such meeting may adjourn such meeting from time to time until shareholders holding the amount of stock requisite for a quorum shall be present in person or by proxy.  At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 6.   Organization

At each meeting of the shareholders, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

(a) the Chairman of the Board;

(b) the President;

(c) any other officer of the Corporation designated by the Board or the Executive Committee to act as chairman of such meeting and to preside thereat if the Chairman of the Board and the President shall be absent from such meeting; or

(d) a shareholder of record of the Corporation who shall be chosen chairman of such meeting by a majority in voting interest of the shareholders present in person or by proxy and entitled to vote thereat.  The Secretary, or, if he shall be presiding over the meeting in accordance with the provisions of this Section, or, if he shall be absent from such meeting, the person (who shall be an Assistant Secretary, if an Assistant Secretary shall be present thereat) whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

SECTION 7.   Order of Business

(a) Annual Meetings.  At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the meeting by or at the direction of the Board of Directors, or (iii) brought before the meeting by a shareholder in accordance with the procedure set forth below.  Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given written notice thereof, either by personal delivery or by certified or registered United States mail, postage prepaid, to the Secretary of the Corporation, not later than 90 days in advance of the one year anniversary of the previous year’s annual meeting of shareholders; provided, however, that in the event that no annual meeting was held in the previous year or if such annual meeting of shareholders is held on a date that is more than 30 days before or more than 60 days after the anniversary date of the prior year’s meeting, such written notice must be given no later than the close of business on the later of 90 days in advance of such annual meeting and  10 days after the first public disclosure (which may be by a public filing by the Corporation with the Securities and Exchange Commission) of the date of the annual meeting is first made.  Any such notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (A) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and, in the event that such business includes a proposal to amend either the Articles of Incorporation or Bylaws of the Corporation, the language of the proposed amendment; (B) the name and address of the shareholder proposing such business; (C) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; (D) any direct or indirect material interest of the shareholder in such business; and (E) the Supplemental Shareholder Information (as defined below).  In addition to the foregoing, in order to include information in the proxy statement and form of proxy for a shareholder's meeting with respect to a shareholder proposal that is otherwise properly brought before the meeting in accordance with this paragraph, shareholders must provide notice as required by the regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  No business shall be conducted at an annual meeting except in accordance with this paragraph, and the chairman of any annual meeting of shareholders may refuse to permit any business to be brought before such annual meeting without compliance with the foregoing procedure.

For purposes of this Section 7(a) of Article II and Section 3 of Article III, “Supplemental Shareholder Information” shall mean (1) the name of each individual, firm, corporation, limited liability company, partnership, trust or other entity (including any successor thereto, a “Person”) with whom the proposing shareholder and its Affiliates and Associates (as defined under Regulation 12B under the Exchange Act or any successor provision thereto) (each of the foregoing, a “Shareholder Group Member”) and each other Person with whom such Shareholder Group Member is acting in concert with respect to the Corporation (each Person described in this clause (1), including each Shareholder Group Member, a “Covered Person”) has any agreement, arrangement or understanding (whether written or oral) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy given to such Person in response to a public proxy solicitation made generally by such Person to all holders of Voting Stock) or disposing of any Voting Stock or to cooperate in obtaining, changing or influencing the control of the Corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses), and a description of each such agreement, arrangement or understanding (whether written or oral), (2) a list of the class and number of shares of Voting Stock that are beneficially owned (within the meaning of Section 13(d) of, and Regulation 13D under, the Exchange Act or any successor provision thereto) or owned of record by each Covered Person, together with documentary evidence of such record or beneficial ownership, (3) a list of (A) all of the derivative securities (as defined under Rule 16a-1 under the Exchange Act) and other derivatives or similar agreements or arrangements with an exercise or conversion privilege or a periodic or settlement payment or payments or mechanism at a price or in an amount or amounts related to any security of the Corporation or with a value derived or calculated in whole or in part from the value of any security of the Corporation, in each case, directly or indirectly owned of record or beneficially owned by any Covered Person and (B) each other direct or indirect opportunity of any Covered Person to profit or share in any profit derived from any increase or decrease in the value of any security of the Corporation, in each case, regardless of whether (x) such interest conveys any voting rights in such security to such Covered Person, (y) such interest is required to be, or is capable of being, settled through delivery of such security or (z) such Person may have entered into other transactions that hedge the economic effect of such interest (any such interest described in this clause (3) being a “Derivative Interest”), (4) a description of each agreement, arrangement or understanding (whether written or oral) with the effect or intent of increasing or decreasing the voting power of, or that contemplates any Person voting together with, any Covered Person with respect to any Voting Stock, shareholder nominee or other proposal (“Voting Arrangements”), (5) details of all other material interests of each Covered Person in such nomination or proposal or capital stock of the Corporation (including any rights to dividends or performance related fees based on any increase or decrease in the value of such capital stock or Derivative Interests) (collectively, “Other Interests”), (6) a description of all economic terms of all such Derivative Interests, Voting Arrangements and Other Interests and copies of all agreements and other documents (including but not limited to master agreements, confirmations and all ancillary documents and the names and details of the counterparties to, and brokers involved in, all such transactions) relating to each such Derivative Interest, Voting Arrangement and Other Interests, (7) a list of all transactions by each Covered Person involving any Voting Stock or any Derivative Interests, Voting Arrangements or Other Interests within 6 months prior to the date of the notice and (8) a representation whether any Covered Person intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect any shareholder nominee and/or (b) otherwise to solicit or participate in the solicitation of proxies from shareholders of the Corporation in support of such nomination or proposal.

    (b) Special Meetings.  At a special meeting of the shareholder, only such business as is specified in the notice of such special meeting given by or at the direction of the person or persons calling such meeting in accordance with Section 2 of this Article II shall come before such meeting.

SECTION 8.   Voting

Except as otherwise provided in the Articles of Incorporation, each shareholder shall, at each meeting of the shareholders, be entitled to one vote in person or by proxy for each share of stock of the Corporation held by him and registered in his name on the books of the Corporation:

(a) on the date fixed pursuant to the provisions of Section 5 of Article VIII of these Amended and Restated Bylaws as the record date for the determination of shareholders who shall be entitled to receive notice of and to vote at such meeting, or

(b) if no record date shall have been so fixed, then in the manner set by RCW 23B.07.070.

Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the Corporation, shall neither be entitled to vote nor considered as issued and outstanding for the purposes of determining whether a quorum exists.  Any vote of stock of the Corporation may be given at any meeting of the shareholders by the shareholders entitled thereto in person or by proxy appointed by an instrument in writing delivered to the Secretary or an Assistant Secretary of the Corporation or the secretary of the meeting.  The attendance at any meeting of a shareholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he shall in writing so notify the secretary of the meeting prior to the voting of the proxy.  At all meetings of the shareholders all matters, except as otherwise provided in the Articles of Incorporation, these Amended and Restated Bylaws or by law, shall be decided by the vote of a majority of the votes cast by shareholders present in person or by proxy and entitled to vote thereat, a quorum being present.  Except as otherwise expressly required by law, the vote at any meeting of the shareholders on any question need not be by ballot, unless so directed by the chairman of the meeting.  On a vote by ballot each ballot shall be signed by the shareholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

ARTICLE III - Board of Directors

SECTION 1.   General Powers

The business and affairs of the Corporation shall be managed by the Board.

SECTION 2.   Number, Term of Office and Election

Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation, the number of directors which shall constitute the whole Board shall be not less than five nor more than ten, the specific number to be set by resolution of the Board, provided that the Board may be less than five until replacement directors are elected, and any resignation or removal of an existing director shall not be deemed a vacancy, unless otherwise determined by the remaining Board.

Each of the directors of the Corporation shall hold office until the annual meeting next after his election and until his successor shall be elected and shall qualify or until his earlier death or resignation or removal in the manner hereinafter provided.

Directors need not be shareholders of the Corporation.

Except as otherwise expressly provided in the Articles of Incorporation at each meeting of the shareholders for the election of directors at which a quorum is present, the persons receiving the largest number of votes cast, up to the number of directors to be elected, shall be the directors.

SECTION 3.   Notification of Nominations

Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors.  Any shareholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such shareholder’s intent to make such nomination is given, either by personal delivery or by registered or certified United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of the one year anniversary of the previous year’s annual meeting of shareholders; provided, however, that in the event that no annual meeting was held in the previous year or if such annual meeting of shareholders is held on a date that is more than 30 days before or more than 60 days after the anniversary date of the prior year’s meeting, such written notice must be given no later than the close of business on the later of 90 days in advance of such annual meeting and 10 days after the first public disclosure (which may be by a public filing by the Corporation with the Securities and Exchange Commission) of the date of the annual meeting is first made and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders.  Each such notice shall set forth:  (A) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (B) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (C) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (D) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; (E) the consent of each nominee to serve as a director of the Corporation if so elected; and (F) the Supplemental Shareholder Information.  In addition to the foregoing, in order to include information in the proxy statement and form of proxy for a shareholder's meeting with respect to a shareholder nomination that is otherwise properly brought before the meeting in accordance with this paragraph, shareholders must provide notice as required by the regulations promulgated under the Securities Exchange Act of 1934, as amended.  The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

SECTION 4.   Resignation, Removal and Vacancies

(a) Resignation.  Any director may resign at any time by giving written notice of his resignation to the Chairman of the Board, the President or the Secretary of the Corporation.  Any such resignation, or at such later time at a time as specified therein, if the time when it shall become effective shall not be specified therein, shall take effect when delivered to the Board, or except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

(b) Vacancies.  Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation, in case of any vacancy on the Board or in case of any newly created directorship, a director to fill the vacancy or the newly created directorship for the unexpired portion of the term being filled may be elected by a majority of the directors of the Corporation then in office though less than a quorum or by a sole remaining director.

SECTION 5.   Meetings

(a) Annual Meetings.  As soon as practicable after each annual election of directors, the Board shall meet for the purpose of organization and the transaction of other business.

(b) Regular Meetings.  Regular meetings of the Board shall be held at such times and places as the Board shall from time to time determine.  Notices of regular meetings need not be given.

(c) Special Meetings.  Special meetings of the Board shall be held whenever called by the Chairman of the Board, the President or three directors.  The Secretary shall give notice to each director of each such special meeting, including the time and place of such meeting.  Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least two days or, in the case of overnight mail, two days before the day on which such meeting is to be held, or shall be sent to him by facsimile, telegraph, cable, wireless or other form of recorded communication or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held.  Notice of any special meeting shall not be required to be given to any director who shall attend such meeting.  A written waiver of notice, signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice.  Any and all business may be transacted at a special meeting which may be transacted at a regular meeting, of the Board.

(d) Place of Meeting.  The Board may hold its meetings at such place or places within or without the State of Washington as the Board may from time to time by resolution determine or, in the absence of such determination, as shall be designated in the respective notices or waivers of notice thereof as directed by the person or persons calling such meeting.

(e) Quorum and Manner of Acting.  A majority of the directors then in office shall be present in person or by means of conference telephone or similar communications equipment as permitted by the Washington Business Corporation Act (the “Act”) at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting provided that such majority shall be no less than one-third of the total number of directors specified in or fixed in accordance with the Articles of Incorporation or Bylaws.  The affirmative vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law, the Articles of Incorporation or these Amended and Restated Bylaws and except that the Board may pass any resolution or take any action by unanimous written consent as permitted by the Act.  In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present thereat.  Notice of any adjourned meeting need not be given.

(f) Organization.  At each meeting of the Board, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

(i) the Chairman of the Board;

(ii) the President; or

(iii) any director chosen by a majority of the directors present thereat.

The Secretary or, in the case of his absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary shall be present thereat) whom the chairman of the meeting shall appoint, shall act as Secretary of such meeting and keep the minutes thereof.

SECTION 6.   Compensation

Each director, in consideration of his serving as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at meetings of the Board or of any committee, or both, as the Board shall from time to time determine.  The Board may likewise provide that the Corporation shall reimburse each director or member of a committee for any expenses incurred by him on account of his attendance at any such meeting.  Nothing contained in this Section shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV - Committees

SECTION 1.   Executive Committee

(a) Designation and Membership.  The Board may, by resolution passed by a majority of the whole Board, designate an Executive Committee consisting of the Chairman of the Board, the President, a Chairman of the Executive Committee (who may be the Chairman of the Board or President) and such additional number of directors as the Board shall appoint.  Vacancies may be filled by the Board at any time and any member of the Executive Committee shall be subject to removal, with or without cause, at any time by the Board.

(b) Factions and Powers.  The Executive Committee, subject to any limitations prescribed by the Board or by RCW 23B.08.250, shall possess and may exercise, during the intervals between meetings of the Board, the powers of the Board in the management of the business and affairs of the Corporation, provided that neither the Executive Committee nor any other committee may exercise the power of the Board to act upon matters requiring a vote thereof greater than a majority of directors present at a meeting at which a quorum is in attendance.  At each meeting of the Board, the Executive Committee shall make a report of all action taken by it since its last report to the Board.

(c) Meetings.  The Executive Committee shall meet as often as may be deemed necessary and expedient at such times and places as shall be determined by the Executive Committee or the Board of Directors.  The Secretary shall give notice to each member of the Executive Committee of each meeting, including the time and place of such meeting.  Notice of each such meeting shall be mailed to each member of the Executive Committee, addressed to him at his residence or usual place of business, at least five days or, in the case of overnight mail, two days before the day on which such meeting is to be held, or shall be sent to him by telegraph, cable, wireless or other form of recorded communication or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held.  Notice of any meeting of the Executive Committee shall not be required to be given to any member of the Executive Committee who shall attend such meeting.  A written waiver of notice, signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to the notice required by this paragraph (c).

SECTION 2.   Quorum and Manner of Acting

A majority of the Executive Committee present in person or by means of conference telephone or similar communications equipment as permitted by the Act shall constitute a quorum, and the vote of a majority of members of the Executive Committee present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Executive Committee except that the Executive Committee may pass any resolution or take any action by unanimous written consent as permitted by the Act.  The Chairman of the Executive Committee shall preside at meetings of the Executive Committee and, in his absence, the Executive Committee may appoint any other member of the Executive Committee to preside.

SECTION 3.   Other Committees

The Board may, by resolution passed by a majority of the whole Board, designate other committees, each committee to consist of two or more directors and to have such duties and functions as shall be provided in such resolution.

ARTICLE V - Officers

SECTION 1.   Election and Appointment and Term of Office

(a) Officers.  The officers of the Corporation shall be a Chairman of the Board, a President, a Chairman of the Executive Committee, such number of Vice Presidents (including any Executive and/or Senior Vice Presidents) as the Board may determine from time to time, a Treasurer and a Secretary.  Each such officer shall be elected by the Board at its annual meeting and shall hold office the next annual meeting of the Board and until his successor is elected and qualified or until his earlier death or resignation or removal in the manner hereinafter provided.

(b) Additional Officers.  The Board may elect or appoint such other officers (including one or more Assistant Treasurers and one or more Assistant Secretaries) as it deems necessary, who shall have such authority and shall perform such duties as the Board may prescribe.  If additional officers are elected or appointed during the year, each of them shall hold office until the next annual meeting of the Board at which officers are regularly elected or appointed and until his successor is elected or appointed and qualified or until his earlier death or resignation or removal in the manner hereinafter provided.

SECTION 2.   Resignation, Removal and Vacancies

Any officer may resign at any time by giving written notice to the Chairman of the Board, the President or the Secretary of the Corporation, and such resignation shall take effect at such later time as specified therein when delivered to the Board, or except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.  All officers and agents elected or appointed by the Board shall be subject to removal at any time by the Board with or without cause.  A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided for election or appointment to such office.

SECTION 3.   Duties and Functions

(a) Chairman of the Board.  The Chairman of the Board shall preside at all meetings of the Board of Directors and of the shareholders at which he is present.  The Chairman may delegate such duties to the other officers of the Corporation as he deems appropriate.

(b) President.  The President shall be the chief executive officer of the Corporation and shall have general charge of the business and affairs of the Corporation and shall have the direction of all other officers, agents and employees, and shall report to the Chairman of the Board.  He shall preside at meetings of the Board of Directors and of the shareholders at which he is present in the absence of the Chairman of the Board.

(c) Chairman of the Executive Committee.  The Chairman of the Executive Committee shall preside at all meetings of the Executive Committee at which he is present.

(d) Vice Presidents.  Each Vice President shall have such powers and duties as shall be prescribed by the Chairman of the Board or the Board.

(e) Treasurer.  The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation.

(f) Secretary.  The Secretary shall keep the records of all meetings of the shareholders and of the Board and the Executive Committee.  He shall affix the seal of the Corporation to all deeds, contracts, bonds or other instruments requiring the corporate seal when the same shall have been signed on behalf of the Corporation by a duly authorized officer.  The Secretary shall be the custodian of all contracts, deeds, documents and all other indicia of title to properties owned by the Corporation and of its other corporate records (except accounting records).

ARTICLE VI - Contracts, Deposits, Proxies, Etc.

SECTION 1.   Execution of Documents

The Board shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation.

SECTION 2.   Deposits

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board or the President or any other officer of the Corporation to whom power in that respect shall have been delegated by the Board shall select.

SECTION 3.   Proxies in Respect of Stock or Other Securities of Other Corporations

The Board shall designate the officer of the Corporation who shall have authority to from time to time appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other secrets in any other corporation and to vote or consent in respect of such stock or securities.  Such designated officer may instruct the person or persons so appointed as to the manner of exercising such powers and rights and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise such powers and rights.

ARTICLE VII - Books and Records

The books and records of the Corporation may be kept at such places within or without the State of Washington as the Board may from time to time determine.

ARTICLE VIII - Shares and Their Transfer; Fixing Record Date

SECTION 1.   Certificates for Stock

Every owner of stock of the Corporation shall be entitled to have a certificate certifying the number of shares owned by him in the Corporation and designating the class of stock to which such shares belong, which shall otherwise be in such form as the Board shall prescribe.  Each such certificate shall be signed by, or in the name of the Corporation by, the Chairman of the Board, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation.  In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the corporation with the same effect as if he were such officer at the date of issue.

SECTION 2.   Record

A record shall be kept of the name of the person, firm or corporation owning the stock represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate, and the date thereof, and, in the case of cancellation, the date of cancellation.  Except as otherwise expressly required by applicable law, the person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

SECTION 3.   Transfer of Stock

Transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney hereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on the surrender of the certificate or certificates for such shares properly endorsed.

SECTION 4.   Lost, Stolen, Destroyed or Mutilated Certificates

The holder of any stock of the Corporation shall immediately notify the Corporation of any loss, theft or mutilation of the certificate therefor.  The Corporation may issue a new certificate for stock in the place of any certificate theretofore issued by it and alleged to have been lost, stolen, destroyed or mutilated, and the Board may, in its discretion, require the owner of the lost, stolen, mutilated or destroyed certificate or his legal representatives to give the Corporation a bond in such sum, limited or unlimited, in such form and with such surety or sureties as the Board shall in its discretion determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, mutilation or destruction of any such certificate or the issuance of any such new certificate.

SECTION 5.   Fixing Date for Determination of Shareholders of Record

In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 70 nor less than 10 days before the date of such meeting, nor more than 70 days prior to any other action, except that notice of a meeting to act on an amendment to the Articles of Incorporation, a plan of merger or share exchange, the sale, lease, exchange or disposition of all or substantially all of the Corporation’s assets other than through the regular course of business or the dissolution of the Corporation shall be given not less than 20 nor more than 70 days before such meeting.

SECTION 6.   Option Repricing

In no event shall any stock option already issued and outstanding be repriced to a lower strike price at any time during the term of such option, without the prior affirmative vote of a majority of shares of stock of the Company present at a shareholders meeting in person or by proxy and entitled to vote thereon.  Any amendment or repeal of this provision requires the affirmative vote of the holders of a majority of shares of stock of the Company present at a shareholders meeting in person or by proxy and entitled to vote thereon.

SECTION 7.   Stock Option Matters and Prohibition on Toxics

Unless approved by the holders of a majority of the shares of the Corporation present in person or by proxy and entitled to vote thereon at a duly convened meeting of shareholders, the Corporation shall not:

(a) grant any stock options, including stock appreciation rights, with an exercise price that is less than 100% of the fair market value of the underlying stock on the date of grant;

(b) reduce the exercise price of any stock option, including any stock appreciation right, outstanding or to be granted in the future;

(c) sell or issue any security of the Corporation convertible, exercisable or exchangeable into shares of common stock of the Corporation, having a conversion, exercise or exchange price per share which is subject to downward adjustment based on the market price of the common stock at the time of conversion, exercise or exchange of such security into common stock (except for appropriate adjustments made to give effect to any stock splits or stock dividends); or

(d) enter into (a) any equity line or similar agreement or arrangement; or (b) any agreement to sell common stock of the Corporation (or any security convertible, exercisable or exchangeable into shares of common stock (“Common Stock Equivalent”)) at a per share price (or, with respect to a Common Stock Equivalent, at a conversion, exercise or exchange price, as the case may be (“Equivalent Price”)) that is fixed after the execution date of the agreement, whether or not based on any predetermined price-setting formula or calculation method.  Notwithstanding the foregoing, however, a price protection clause shall be permitted in an agreement for sale of common stock or Common Stock Equivalent, if such clause provides for an adjustment to the price per share of common stock or, with respect to a Common Stock Equivalent, to the Equivalent Price (provided that such price or Equivalent Price is fixed on or before the execution date of the agreement) (the “Fixed Price”) in the event that the Corporation, during the period beginning on the date of the agreement and ending no later than 90 days after the closing date of the transaction, sells shares of common stock or Common Stock Equivalent to another investor at a price or Equivalent Price, as the case may be, below the Fixed Price.

Any amendment or repeal of this Section 7 requires the affirmative vote of the holders of a majority of shares of the Corporation present at a duly convened shareholders’ meeting in person or by proxy and entitled to vote thereon.

ARTICLE IX - Seal

The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation and the words and figures “Corporate Seal 1986 Washington.”

ARTICLE X - Fiscal Year

The fiscal year of the Corporation shall end on the 31st of December in each year.

ARTICLE XI - Amendments

SECTION 1.   By Shareholders

These Amended and Restated Bylaws may be amended or repealed by shareholders in the manner set forth in Article II Sections 7 and 8 of these Amended and Restated Bylaws at any regular or special meeting of shareholders.

SECTION 2.   By Directors

The Board of Directors shall have power to amend or repeal the Bylaws of, or adopt new bylaws for, the Corporation, except to the extent the shareholders, in adopting, amending or repealing a particular Bylaw, expressly provide that the Board may not amend or repeal that Bylaw.  However, any such Bylaws, or any alteration, amendment or repeal of the Bylaws, may be subsequently changed or repealed by the holders of a majority of the stock entitled to vote at an annual or special meeting of shareholders.

SECTION 3.   Emergency Bylaws

The Board of Directors may adopt emergency Bylaws, subject to repeal or change by action of the shareholders, which shall be operative during an emergency in the conduct of the business of the Corporation resulting from an attack on the United States, any state of emergency declared by the federal government or any subdivision thereof, or any other catastrophic event.

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The foregoing Amended and Restated Bylaws were adopted by the Board of Directors on April 12, 2009.